EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 49 to Registration Statement No. 33-39242 on Form N-1A of our reports dated January 14, 2009 relating to the financial statements and financial highlights of American Century World Mutual Funds, Inc., including Emerging Markets Fund, Global Growth Fund, International Discovery Fund, International Growth Fund, International Opportunities Fund, International Stock Fund, International Value Fund, Life Sciences Fund, NT Emerging Markets Fund, NT International Growth Fund and Technology Fund, appearing in the Annual Report on Form N-CSR of American Century World Mutual Funds, Inc. for the year ended November 30, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
March 24, 2009